As filed with the Securities and Exchange Commission on June 15, 2012

Registration No. 333-151728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3191702
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Address of principal executive offices; zip code)

Celldex Therapeutics, Inc. 2008 Stock Option and Incentive Plan

(Full title of the plan)

Avery W. Catlin

Chief Financial Officer

CELLDEX THERAPEUTICS, INC.

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

 (Name, address and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	3,500,000 shares	(1)(2)(3)	$4.17	(4)	$14,595,000	(4)	$1,673

(1)  This Registration Statement also relates to rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Company which are attached to all shares of Common Stock issued, pursuant to the terms of the Company’s Shareholder Rights Agreement dated November 5, 2004 (as amended).  Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

(2)  This represents shares of common stock, par value $0.001 per share (“Common Stock”), which may be issued with respect to awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, deferred stock awards, other stock-based award or deferred compensation award, which may be granted under the Celldex Therapeutics, Inc. 2008 Stock Option and Incentive Plan (the “2008 Plan”).

(3)  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be required pursuant to the 2008 Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(4)  Estimated, in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices for a share of Common Stock on the Nasdaq Global Market on June 12, 2012, which is within five business days prior to the date of this registration statement.

EXPLANATORY NOTE

This Registration Statement is being filed by the registrant, Celldex Therapeutics, Inc. (the “Company”), for the purpose of registering an additional 3,500,000 shares of common stock, par value $0.001 per share (“Common Stock”), to be issued under the 2008 Stock Option and Incentive Plan (the “2008 Plan”), pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).  The contents of the original registration on Form S-8 for the 2008 Plan filed on June 18, 2008 (File No. 333-151728) are hereby incorporated by reference and made a part hereof.  The stockholders of the registrant approved amending the 2008 Plan for this purpose at the annual meeting of stockholders held on June 13, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The Securities and Exchange Commission allows us to “incorporate” into this registration statement information we file with other documents.  This means that we may disclose important information to you by referring to other documents that contain that information.  The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement:

•                                          Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 8, 2012.

•                                          Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 4, 2012.

•                                          Our Current Reports on Form 8-K filed with the Commission on February 23, 2012, February 24, 2012, March 7, 2012, April 3, 2012, May 3, 2012, May 24, 2012, and June 14, 2012 (in each case except to the extent furnished but not filed).

•                                          The description of our Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments or reports filed for the purpose of updating such description.

•                                          The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, Celldex’s registration statement on Form 8-A/A filed with the SEC on October 22, 2007, Celldex’s registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

Item 9. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on June 15, 2012.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony S. Marucci and Avery W. Catlin, and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Anthony S. Marucci		June 15, 2012
Anthony S. Marucci	President, Chief Executive Officer and Director

Larry Ellberger	Director, Chairman of the Board of Directors

/s/ Herbert J. Conrad		June 15, 2012
Herbert J. Conrad	Director

/s/ George O. Elston		June 15, 2012
George O. Elston	Director

*		June 15, 2012
Harry H. Penner, Jr.	Director

*		June 15, 2012
Timothy M. Shannon, M.D.	Director

Karen L. Shoos	Director

*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named persons and filed as Exhibit 24.1 hereto with the Securities and Exchange Commission.

Dated: June 15, 2012	*/s/ Avery W. Catlin
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Lowenstein Sandler PC*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Celldex Therapeutics, Inc.*
24.1	Power of Attorney*
24.2	Power of Attorney (contained on signature page)

* Filed herewith.